
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 4 Financial Statements for the nine months ended September 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                         182,632
<SECURITIES>                                         0
<RECEIVABLES>                                   20,843<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             1,551,106
<PP&E>                                      41,455,517<F2>
<DEPRECIATION>                            (26,469,027)<F3>
<TOTAL-ASSETS>                              16,741,071
<CURRENT-LIABILITIES>                        1,099,286
<BONDS>                                     20,520,557<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (4,878,772)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                16,741,071
<SALES>                                              0
<TOTAL-REVENUES>                             5,765,098<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,649,842<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             973,345
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   141,911<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "prepaid expenses and other assets" on the
Balance Sheet.
<F2>Multi-family complexes of $41,033,749 and deferred expenses of $421,768.
<F3>Accumulated depreciation of $26,269,688 and accumulated amortization of deferred expenses of $199,339.
<F4>Represents mortgage notes payable.
<F5>Reprsents total deficit of the General Partners and Limited Partners of
($307,338) and ($4,571,434), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $2,508,887, real estate taxes of $571,073 and depreciation and amortization of $1,569,882.
<F8>Net income allocated $1,419 to the General Partners and $140,492 to the Limited
Partners.  Average net income per Unit of Limited Partners interest is $4.49 on
30,000 Units outstanding.

